SMITH, ANDERSON, BLOUNT,
                      DORSETT, MITCHELL & JERNIGAN, L.L.P.

                                     LAWYERS


           OFFICES                                          Mailing Address
2500 Wachovia Capitol Center                                 P.O. Box 2611
Raleigh, North Carolina 27601     March 15, 2004        Raleigh, North Carolina
                                                               27602-2611
      JASON L. MARTINEZ
 DIRECT DIAL: (919) 821-6675                          TELEPHONE: (919) 821-1220
E-Mail: jmartinez@smithlaw.com                        FACSIMILE: (919) 821-6800


VIA EDGAR
U.S. Securities and Exchange Commission
Office of Application and Report Services
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Four Oaks Fincorp, Inc.
                  "Preliminary Copies" of Proxy Statement and Related Matters Securities and Exchange Commission File No.: 0-22787

Dear Sir or Madam:

         On behalf of our client, Four Oaks Fincorp, Inc. (the "Company"), and pursuant to Rules 14a-3 and 14a-6 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), enclosed for filing with the Commission are the following "preliminary copies" of proxy materials, in connection with the 2004 Annual Meeting of Shareholders:

         i)       Cover page in the form set forth in Schedule 14A entitled:
                  Schedule 14A Information.

         ii) A preliminary copy of the Proxy Statement, including brief letter to shareholders, Notice of Annual Meeting of Shareholders, and as appendices, Audit Committee Charter, proposed Amendment to Articles of Incorporation (subject of Proposal 2) and preliminary copy of the form of Proxy.

         Definitive proxy materials are intended to be released to shareholders of the Company commencing on or about April 5, 2004.

         The Company has informed us that the officials responsible for the preparation of the enclosed proxy materials have made every effort to verify the accuracy and completeness of the information required by the applicable rules.

         Please contact the undersigned at the telephone number or address shown above to discuss any questions you may have or if we otherwise may be of assistance.

                                          Very truly yours,

                                          SMITH, ANDERSON, BLOUNT, DORSETT,
                                             MITCHELL & JERNIGAN, L.L.P.

                                          By:      /s/ Jason L. Martinez



Cc:      Mr. Ayden R. Lee, Jr. (w/encls.)
         Ms. Nancy S. Wise (w/encls.)
         Margaret N. Rosenfeld, Esq. (w/encls.)